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                                                               Exhibit 4





                                    March 24, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Subject: General Electric Company Annual Report on Form 10-K for the
         fiscal year ended December 31, 1994 - File No. 1-35
         -----------------------------------------------------------

Dear Sirs:

      Neither General Electric Company (the "Company") nor any of its consolidated subsidiaries has outstanding any instrument with respect to its long-term debt under which the total amount of securities authorized exceeds 10% of the total assets of the registrant and its subsidiaries on a consolidated basis. In accordance with paragraph (b)(4)(iii) of
Item 601 of Regulation S-K (17 CFR Sec. 229.601), the Company hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument which defines the rights of holders of such long-term debt.

                              Very truly yours,

                              GENERAL ELECTRIC COMPANY



                                    By: James R. Bunt
                                        ------------------------------
                                        Vice President and Treasurer